UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 11, 2015

CATCHMARK TIMBER TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-36239	20-3536671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Concourse Parkway, Suite 2325
Atlanta, Georgia 30328
          (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (855) 858-9794

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

The information required by Item 1.01 is included in Item 2.03 and is incorporated by reference herein.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant

CatchMark Timber Trust, Inc. (the “Company”) is a party to that certain Fourth Amended and Restated Credit Agreement, dated as of December 23, 2014 (the “Credit Agreement”) by and among CatchMark Timber Operating Partnership, L.P., as borrower, the Company and its wholly-owned subsidiaries, as a guarantors, CoBank, ACB, as administrative agent, joint lead arranger, sole bookrunner, swingline lender and issuing lender, AgFirst Farm Credit Bank, as joint lead arranger and syndication agent, and Cooperatieve Centrale Raiffelsen-Boerenleenbank, B.A., as documentation agent, and certain financial institutions, as lenders. On December 11, 2015, the credit available under the Company’s multi-draw term credit facility within the Credit Agreement increased by $90 million, from $275 million to $365 million.

Item 7.01    Regulation FD Disclosure

On December 14, 2015, the Company issued a press release announcing the increase in the multi-draw term credit facility under the Credit Agreement, as discussed above in Item 2.03, and discussing two recent property acquisitions. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and such exhibit is incorporated by reference herein.
The information provided in this Item 7.01, including Exhibit 99.1, is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01            Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
99.1	Press Release

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CATCHMARK TIMBER TRUST, INC.

Date: December 14, 2015	By:	/s/ BRIAN M. DAVIS
Brian M. Davis Senior Vice President and Chief Financial Officer